Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Merchants Bancorp (the “Company”) on Form S-3 of our report dated March 28, 2018, on our audits of the consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana

December 7, 2018